 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-248797
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 16, 2020)
LEAP THERAPEUTICS, INC.
22,828,072 Shares of Common Stock
Pre-Funded Warrants to Purchase 8,771,928 Shares of Common Stock

We are offering 22,828,072 shares of our common stock, par value $0.001 per share and, in lieu of common stock, we are offering pre-funded warrants to purchase up to 8,771,928 shares of common stock to certain investors whose purchase of shares of common stock in this offering would otherwise result in these investors, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% of our common stock immediately following the consummation of the offering, if these investors so choose. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant. This prospectus supplement also relates to the offering of shares of our common stock issuable upon the exercise of such pre-funded warrants.
Our common stock is listed on the Nasdaq Global Market under the symbol “LPTX.” On September 21, 2021, the last reported sale price for our common stock on the Nasdaq Global Market was $3.41 per share. We do not intend to list the pre-funded warrants on the Nasdaq Global Market or any other national securities exchange or any other nationally recognized trading system.
We are an “emerging growth company” under applicable federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary — Status as an Emerging Growth Company.”
Investing in our common stock or our pre-funded warrants to purchase common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.
	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$2.85	$2.849	$90,051,228
Underwriting discounts and commissions(1)	$0.171	$0.171	$5,403,074
Proceeds to us, before expenses	$2.679	$2.678	$84,648,154

(1)
We have also agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” beginning on page S-14 of this prospectus supplement for more information about these arrangements.

We have granted the underwriters the right to purchase up to an aggregate of 4,740,000 additional shares of our common stock at the public offering price per share of common stock, less underwriting discounts and commissions. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $6,213,614, and the total proceeds to us, before expenses, will be $97,346,614.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We anticipate that delivery of the common stock against payment will be made on or about September 24, 2021. We anticipate that delivery of the pre-funded warrants against payment will be made on or about September 24, 2021.
Book-Running Managers
PIPER SANDLER	RAYMOND JAMES	MIZUHO SECURITIES
Lead Manager
BAIRD
The date of this prospectus supplement is September 22, 2021.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and any free writing prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated October 16, 2020, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or information incorporated herein or therein by reference and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We and the underwriters are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of those respective documents, or of any sale of our shares of common stock or pre-funded warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. Opdivo® is a registered trademark of Bristol Myers Squibb Company. TECENTRIQ® is a registered trademark of Genentech, a member of the Roche Group. BAVENCIO® is a registered trademark of Pfizer, Inc. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.
The industry and market data contained in or incorporated by reference into this prospectus supplement are based on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Although we are not aware of any misstatements regarding the market and industry data presented in or incorporated by reference into this prospectus supplement, these estimates involve risks and uncertainties and are subject to change based on various factors including those discussed in the section titled “Risk Factors.” Accordingly, investors should not place undue reliance on this information.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and no such representation, warranty or covenant should be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties and that are intended to be covered by the “safe harbor” created by those sections. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are forward-looking statements. These statements include but are not limited to statements under the captions “Prospectus Supplement Summary — Company Overview,” “Prospectus Supplement Summary — Recent Developments,” “Risk Factors” and “Use of Proceeds” and in other sections included in the accompanying prospectus or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement, in the accompanying prospectus or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-7, in the accompanying prospectus beginning on page 6, and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. References to the “Company,” “Leap,” “we,” “us,” and “our” mean Leap Therapeutics, Inc. and its consolidated subsidiaries unless the context otherwise indicates. In this regard, references to the “Company,” “we,” “us,” and “our” in the context of rights or obligations under any contract or agreement mean Leap Therapeutics, Inc. only and not its consolidated subsidiaries.
THE COMPANY
Overview
Leap Therapeutics, Inc. is a biopharmaceutical company focused on developing novel therapies designed to treat patients with cancer by inhibiting fundamental tumor-promoting pathways and by harnessing the immune system to attack cancer cells. Our strategy is to identify, acquire, and develop molecules that will rapidly translate into high impact therapeutics that generate durable clinical benefit and enhanced patient outcomes.
Our lead product candidate is DKN-01, a clinical-stage monoclonal antibody that inhibits Dickkopf-related protein 1, or DKK1. DKK1 is a protein that regulates the Wnt signaling pathways and enables tumor cells to proliferate and spread, as well as suppresses the immune system from attacking the tumor. When DKN-01 binds to DKK1, an anti-tumor effect can be generated. DKN-01-based therapies have generated responses and clinical benefit in several patient populations. We are currently studying or have studied DKN-01 in clinical trials in patients with esophagogastric cancer, hepatobiliary cancer, gynecologic cancers, or prostate cancer.
In September 2021, we presented data from the first-line cohort of the DisTinGuish study, a Phase 2a clinical trial evaluating DKN-01 in combination with tislelizumab, BeiGene Ltd.’s, or BeiGene’s, anti-PD-1 antibody, and chemotherapy, in patients with gastric or gastroesophageal junction, or G/GEJ, cancer, at the European Society for Medical Oncology Congress.
The DisTinGuish study is being conducted in two parts, in the United States and the Republic of Korea. Enrollment of Part A has been completed with 25 first-line HER2- G/GEJ cancer patients whose tumors express either high levels of DKK1 (DKK1-high) or low levels of DKK1 (DKK1-low). Part B of the study will enroll up to 48 patients with second-line, DKK1-high G/GEJ cancer. We are conducting this combination study as part of an exclusive option and license agreement with BeiGene for the development of DKN-01 in Asia (excluding Japan), Australia, and New Zealand.
In the DisTinGuish study, among first-line patients who received a full cycle of DKN-01 therapy, the overall response rate, or ORR, was 68.2%, with 90% ORR in DKK1-high patients and 56% in DKK1-low patients. The ORR was independent of PD-L1 expression, and higher in the PD-L1-low (visual Combined Positive Score, or vCPS, < 5), population. Among those patients with PD-L1-low expression (vCPS < 5), the ORR was 79%, with an ORR of 100% in DKK1-high patients and an ORR of 57% in DKK1-low patients. Among those patients with PD-L1-high expression (vCPS ≥ 5), the ORR was 67%, with an ORR of 75% in DKK1-high patients and an ORR of 50% in DKK1-low patients. Median duration of response and progression-free survival, or PFS, data are not yet mature, and patient follow-up continues.
We have previously demonstrated the activity of DKN-01 in endometrial cancer in a study of DKN-01 as a monotherapy or in combination with paclitaxel chemotherapy in patients with advanced gynecologic cancers. In the group of endometrial cancer patients treated with DKN-01 monotherapy for whom DKK1 expression data was available, patients with DKK1-high tumors had greater ORR (25% vs. 0%), disease control rate (57% vs. 7%), and median PFS (4.3 months vs. 1.8 months) compared to patients with DKK1-low tumors. One DKN-01 monotherapy patient with DKK1-high endometrial cancer achieved a complete response, which continues now for over three years since study entry.
We intend to apply our extensive experience identifying and developing transformational products to aggressively develop a pipeline of programs that have the potential to change the practice of cancer medicine.
We commenced business operations in 2011. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, undertaking preclinical studies and clinical trials of DKN-01 and TRX518 (a monoclonal antibody targeting the glucocorticoid-induced tumor necrosis factor-related receptor, or GITR), protecting our intellectual property and providing general and administrative support for these operations. We discontinued the active development of TRX518 in November 2019. To date, we have not generated any product revenue and have primarily financed our operations through private placements and public offerings of our equity securities, business development activities, convertible note financings, and our merger with Macrocure Ltd., or Macrocure, which was completed in January 2017. Through June 30, 2021, we had not generated revenue, and have incurred significant losses from operations. We expect to continue to incur operating losses for the foreseeable future as we develop our product candidates.
2022 Data Milestones
We anticipate presenting preliminary or final results from these DKN-01 clinical trials in 2022.
•
Gastroesophageal Junction/Gastric Cancer Study with BeiGene’s tislelizumab: Updated data from this study is expected in the first quarter of 2022 with final data expected in mid-2022.

•
Prostate Cancer Study: Initial data from this investigator-initiated study is expected in the first half of 2022.

Status as an Emerging Growth Company
We are an “emerging growth company”, or EGC, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. We will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period, and (d) the last day of our 2022 fiscal year containing the fifth anniversary of the date on which shares of our common stock became publicly traded in the United States. As of June 30, 2021, we remain an EGC.
Corporate Information
Our principal executive office is located at 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141. Our telephone number is 617-714-0360, and our website address is www.leaptx.com (the information contained therein or linked thereto shall not be considered incorporated by reference into this prospectus supplement).

THE OFFERING
Shares we are offering
22,828,072 shares of common stock, par value $0.001 per share.
Pre-funded warrants we are offering
We are also offering, in lieu of common stock, pre-funded warrants to purchase 8,771,928 shares of common stock to certain investors whose purchase of shares of common stock in this offering would otherwise result in these investors, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% of our common stock immediately following the consummation of the offering, if these investors so choose. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus the $0.001 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance. See “Description of Pre-Funded Warrants” on page S-13 for additional information. This prospectus supplement also relates to the offering of shares of common stock issuable upon the exercise of such pre-funded warrants.
Option to purchase additional shares
We have granted the underwriters an option to purchase up to an additional 4,740,000 shares of our common stock. The number of shares subject to the underwriters’ option to purchase additional shares will equal up to 15% of the total number of shares of common stock we are offering plus the shares underlying the pre-funded warrants. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Common stock to be outstanding immediately after this
offering
82,537,113 shares of common stock (or 87,277,113 shares of common stock if the underwriters exercise their option to purchase additional shares in full)
Use of Proceeds
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities to fund: (i) the continued development of DKN-01; (ii) manufacturing of clinical trial material; and (iii) general corporate purposes, including working capital and other general and administrative expenses. See “Use of Proceeds” on page S-9 for additional information.
Risk Factors
Investing in our common stock or our pre-funded warrants to purchase common stock involves a high degree of risk. You should carefully consider all the information included in or incorporated by reference into this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully read the “Risk Factors” section of this prospectus supplement beginning on page S-7 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Nasdaq Global Market
Symbol
“LPTX”

Unless we indicate otherwise, all information in this prospectus supplement, including the number of shares of common stock to be outstanding immediately after this offering as shown above, is based on 59,709,041 shares of common stock outstanding as September 17, 2021, and excludes the exercise of 8,771,928 pre-funded warrants being offered by us in this offering as well as:
•
8,480,618 shares of common stock issuable upon exercise of outstanding stock options as of September 17, 2021 under our Amended and Restated 2012 Equity Incentive Plan, our 2016 Equity Incentive Plan and the assumed Macrocure 2013 Plan and 2008 Plan, with a weighted average exercise price of $4.49 per share;

•
935,606 shares of common stock issuable upon vesting and settlement of outstanding restricted stock units as of September 17, 2021 under our 2016 Equity Incentive Plan, with a weighted average grant date fair value of $1.76 per share;

•
454,896 shares of common stock available for future issuance as of September 17, 2021 under our Amended and Restated 2012 Equity Incentive Plan and our 2016 Equity Incentive Plan;

•
16,663,902 shares of common stock issuable upon exercise of outstanding pre-funded warrants as of September 17, 2021, with an exercise price of $0.001 per share; and

•
35,991,826 shares of common stock issuable upon exercise of outstanding warrants as of September 17, 2021, with a weighted-average exercise price of $2.00 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of our outstanding stock options or warrants and no issuance of shares of our common stock pursuant to any of our outstanding restricted stock units.

RISK FACTORS
Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, which are incorporated by reference into this prospectus supplement and which may be amended, supplemented or superseded by other reports that we subsequently file with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment. Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Our management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering. Our management may, among other possible uses of proceeds, use proceeds to fund clinical trials of products we are developing, to finance our research and develop our programs, to acquire one or more businesses or new business assets and for general working capital. We may use the proceeds for purposes that are not contemplated at the time of this offering. All of these potential uses of proceeds involve risks and may not improve the performance or prospects of our business or the business or prospects of our subsidiaries, and may not increase the market value of our shares of common stock.
You will experience immediate and substantial dilution in the book value per share of the securities you purchase in this offering and may experience further dilution in the future.
The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, you will incur immediate and substantial dilution in the net tangible book value per share of common stock from the public offering price per share of common stock of $1.47. See the section titled “Dilution” on page S-11 below for a more detailed discussion of the dilution investors in this offering will incur if they purchase shares or pre-funded warrants in this offering. In addition, in the past, we issued options and warrants to acquire shares of our common stock. To the extent these options and/or warrants are ultimately exercised, you will sustain future dilution.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never paid or declared any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our stockholders.
Sales of a substantial number of shares of our common stock by our existing shareholders in the public market could cause our stock price to fall.
If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. In addition, a substantial number of shares of common stock subject to outstanding options are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
We and our executive officers and directors have agreed that, subject to certain exceptions, during the period ending 90 days after the date of this prospectus supplement, we and they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our common stock or securities convertible into or exchangeable or exercisable for any of our common stock, enter into a transaction that would have the same effect, or enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Piper Sandler & Co., or Piper Sandler, who may release any of the securities subject to these lock-up agreements at any time without notice. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the caption “Underwriting.”
Risks Related to Investing in the Pre-Funded Warrants
There is no public market for the pre-funded warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of these warrants will be limited.
Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.
Until holders of the pre-funded warrants acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $84.1 million, after deducting the estimated underwriting discount and estimated offering expenses payable by us, based on the public offering price of $2.85 per share of common stock and $2.849 per pre-funded warrant. If the underwriters exercise their option to purchase up to an additional 4,740,000 shares in full, we estimate that the net proceeds to us from this offering will be approximately $96.9 million, after deducting the estimated underwriting discount and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, as follows:
•
approximately $32.1 million to fund the continued development of DKN-01;

•
approximately $30.0 million to fund manufacturing of clinical trial material; and

•
approximately $22.0 million to fund general corporate purposes, including working capital and other general and administrative expenses.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in the clinical development process and our manufacturing activities and the potential long-term impact of the COVID-19 pandemic, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any of the above purposes on a stand-alone basis. Amounts and timing of our actual expenditures will depend upon a number of factors, including the cost and timing of the clinical development of DKN-01, including the manufacturing of clinical trial material, operating costs and other factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.
Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DIVIDEND POLICY
We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future, and we intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DILUTION
If you purchase shares of our common stock or pre-funded warrants in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock outstanding.
Our historical net tangible book value at June 30, 2021 was $29.7 million, or $0.50 per share. After giving effect to the sale of shares of common stock in this offering at an offering price of $2.85 per share and the sale of pre-funded warrants in this offering at an offering price of $2.849 per pre-funded warrant (which equals the public offering price per share of the common stock less the $0.001 per share exercise price of the pre-funded warrants) (and excluding shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting estimated offering expenses, our adjusted net tangible book value as of June 30, 2021 would have been approximately $113.9 million, or $1.38 per share. This represents an immediate increase in the net tangible book value of $0.88 per share of our common stock to our existing shareholders and an immediate dilution in net tangible book value of $1.47 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:
Public offering price per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		$2.85
Net tangible book value per share as of June 30, 2021	$0.50
Increase in net tangible book value per share attributable to this offering	$0.88
Net tangible book value per share as of June 30, 2021, as adjusted after giving effect to this offering		$1.38
Dilution per share to new investors purchasing shares in this offering		$1.47
If the underwriters exercise in full their option to purchase additional shares of our common stock, our as adjusted net tangible book value as of June 30, 2021 would have been $126.6 million, or $1.45 per share of common stock. This represents an immediate increase in as adjusted net tangible book value per share of $0.95 per share to existing shareholders, and an immediate dilution of $1.40 per share to investors participating in this offering.
If holders of pre-funded warrants purchased in this offering exercise such pre-funded warrants and we receive the aggregate exercise price payable under such pre-funded warrants, the as adjusted net tangible book value per share of our common stock as of June 30, 2021 after giving effect to this offering (assuming the underwriters exercise their option to purchase additional shares in full) would be $1.32 per share, and the dilution in such as adjusted net tangible book value per share to investors participating in this offering (assuming the underwriters exercise their option to purchase additional shares in full) would be $1.53 per share.
The above discussion and table is based on 59,672,014 shares of common stock outstanding as of June 30, 2021, and excludes the exercise of the pre-funded warrants being offered by us in this offering (except for purposes of the immediately preceding paragraph) as well as:
•
8,386,135 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2021 under our Amended and Restated 2012 Equity Incentive Plan, our 2016 Equity Incentive Plan and the assumed Macrocure 2013 Plan and 2008 Plan, with a weighted average exercise price of $4.52 per share;

•
935,606 shares of common stock issuable upon vesting and settlement of outstanding restricted stock units as of June 30, 2021 under our 2016 Equity Incentive Plan, with a weighted average grant date fair value of $1.76 per share;

•
456,879 shares of common stock available for future issuance as of June 30, 2021 under our Amended and Restated 2012 Equity Incentive Plan and our 2016 Equity Incentive Plan;

•
16,663,902 shares of common stock issuable upon exercise of outstanding pre-funded warrants as of June 30, 2021, with an exercise price of $0.001 per share; and

•
36,028,853 shares of common stock issuable upon exercise of outstanding warrants as of June 30, 2021, with a weighted-average exercise price of $2.00 per share.

To the extent that outstanding options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

DESCRIPTION OF PRE-FUNDED WARRANTS
In this offering, we are offering pre-funded warrants to purchase 8,771,928 shares of our common stock. The following description is subject in all respects to the provisions contained in the form of pre-funded warrant. You should review a copy of the form of pre-funded warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the pre-funded warrants.
The pre-funded warrants will be issued as individual warrant agreements with the holders. The pre-funded warrants are exercisable at any time after their original issuance at an exercise price of $0.001 per share. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of issuing fractional shares, we will pay the holder an amount in cash equal to the fair market value of any fractional share, calculated based on the trading price of our common stock.
The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The exercise price of the pre-funded warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our stockholders.
A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such ownership percentage limit to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Market or any other national securities exchange or any other nationally recognized trading system.
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
In the event of a fundamental transaction, as defined in the pre-funded warrants and generally including, without limitation, any reclassification of our common stock into other securities, cash or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group, whether in a tender offer, exchange offer, stock purchase agreement, or other business combination, of more than 50% of the voting power of our capital stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same amount and kind of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

UNDERWRITING
We have entered into an underwriting agreement with Piper Sandler and Raymond James & Associates, Inc., or Raymond James, who are acting as the book-running managers and representatives of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock and/or pre-funded warrants to purchase shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock and/or pre-funded warrants, but is not responsible for the commitment of any other underwriter to purchase shares of common stock and/or pre-funded warrants. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock and/or pre-funded warrants set forth opposite its name below:
Underwriter	Number of Firm Shares and/or Pre-Funded Warrants	Economic Split
Piper Sandler & Co.	18,170,000	57.50%
Raymond James & Associates, Inc.	7,110,000	22.50%
Mizuho Securities USA LLC	3,160,000	10.00%
Robert W. Baird & Co. Incorporated	3,160,000	10.00%
TOTAL	31,600,000	100.00%
The underwriters have agreed to purchase all of the shares of common stock and/or pre-funded warrants offered by this prospectus supplement (other than those covered by the over-allotment option described below), if any are purchased.
The shares of common stock offered hereby should be ready for delivery on or about September 24, 2021 against payment in immediately available funds. The pre-funded warrants offered hereby should be ready for delivery on or about September 24, 2021 against payment in immediately available funds.
The underwriters are offering the shares of common stock and/or pre-funded warrants subject to various conditions (including approval of legal matters by the representatives’ legal counsel and other conditions specified in the underwriting agreement) and may reject all or part of any order. The representatives of the underwriters have advised us that the underwriters propose to offer the common stock and/or pre-funded warrants directly to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer some of the securities to other securities dealers at such price less a concession of up to $0.1026 per share of common stock or pre-funded warrant. After the shares of common stock and/or pre-funded warrants are released for sale to the public, the representatives may change the offering price and other selling terms at various times.
We have granted the underwriters the right to purchase up to an aggregate of 4,740,000 additional shares of our common stock. The underwriters may exercise this right, in whole or in part, at any time within 30 days following the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $6,213,614, and the total proceeds to us, before expenses, will be $97,346,614.
The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:
	Per Share	Per Pre-Funded Warrant	Total Without Exercise of Over-Allotment Options	Total With Full Exercise of Over-Allotment Options
Public offering price	$2.85	$2.849	$90,051,228	$103,560,228
Underwriting discounts and commissions	$0.171	$0.171	$5,403,074	$6,213,614
Proceeds, before expenses to us	$2.679	$2.678	$84,648,154	$97,346,614
We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000, which includes up to $125,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering (including up to

$30,000 of fees and expenses related to filings with and review by FINRA). In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
We and our officers and directors have agreed to a 90-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Piper Sandler.
Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:
•
Stabilizing transactions — The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — The underwriters may sell more shares of our common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

•
Penalty bids — If the representatives purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

•
Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Global Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.
Electronic Delivery of Prospectus Supplement: A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
From time to time in the ordinary course of its businesses, one or more of the representatives and certain affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, they may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. They may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
NOTICE TO NON-U.S. INVESTORS
Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares and/or pre-funded warrants.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation (each, a Relevant Member State) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:
(a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the representatives for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
Each underwriter has represented and agreed that:
(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.
Canada
The common stock may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.
Germany
Each person who is in possession of this prospectus supplement is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Hong Kong
The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii)to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where shares of the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:
(a) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
(b) where no consideration is or will be given for the transfer; or
(c) where the transfer is by operation of law.
Switzerland
The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones.
The common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code mone´taire et financier).
This prospectus has not been and will not be submitted to the French Autorite´ des marche´s financiers, or the AMF, for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1. the transaction does not require a prospectus to be submitted for approval to the AMF;
2. persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3. the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.
This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the Monetary and Financial Code.

LEGAL MATTERS
Morgan, Lewis & Bockius LLP, Boston, Massachusetts, will pass upon the validity of the securities offered hereby. Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., New York, New York, is acting as counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated balance sheets of Leap Therapeutics, Inc. and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficiency), and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
We are subject to the informational requirements of the Exchange Act, and in accordance therewith file quarterly, annual, and current reports and proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
We make available free of charge on or through our Internet website, www.leaptx.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. Information on our Internet website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained in, or incorporated by reference into, this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.
We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•
the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 28, 2021 that were specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and that were deemed “filed” with the SEC under the Exchange Act;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021;

•
our Current Reports on Form 8-K filed on March 22, 2021, April 1, 2021, June 16, 2021, September 13, 2021, September 16, 2021, September 21, 2021 and September 22, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed on January 20, 2017, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, including any subsequent amendment or any report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference into the prospectus supplement but not delivered with the prospectus supplement. You should direct any requests for copies to us at Attention: Secretary, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141 or you may call us at (617) 714-0360. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference into this prospectus supplement or the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
$150,000,000
LEAP THERAPEUTICS, INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants, debt securities and rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $150,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol “LPTX.” On September 11, 2020, the closing price of our common stock was $1.85.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 6 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 16, 2020

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. Each trademark, trade name or service mark of any other company appearing in the registration statement, this prospectus or any document incorporated herein or therein belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.
The terms “Leap,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to Leap Therapeutics, Inc., unless we state otherwise or the context indicates otherwise.

LEAP THERAPEUTICS, INC.
Overview
We are a biopharmaceutical company focused on developing novel therapies designed to treat patients with cancer by inhibiting fundamental tumor-promoting pathways and by harnessing the immune system to attack cancer cells. Our strategy is to identify, acquire, and develop molecules that will rapidly translate into high impact therapeutics that generate durable clinical benefit and enhanced patient outcomes.
Our lead product candidate is DKN-01, a clinical-stage monoclonal antibody that inhibits Dickkopf-related protein 1, or DKK1. DKK1 is a protein that regulates the Wnt signaling pathways and enables tumor cells to proliferate and spread, as well as suppresses the immune system from attacking the tumor. When DKN-01 binds to DKK1, an anti-tumor effect can be generated. DKN-01-based therapies have generated responses and clinical benefit in several patient populations. We are currently studying DKN-01 in multiple ongoing clinical trials in patients with esophagogastric cancer, hepatobiliary cancer, gynecologic cancers, or prostate cancer.
In January 2020, we presented updated data from our Phase 1/2 trial of DKN-01 in patients with advanced or recurrent esophagogastric cancer at the ASCO 2020 Gastrointestinal Cancers Symposium. The data demonstrated improved clinical outcomes in advanced gastric/gastroesophageal junction cancer patients with DKK1-high tumors when treated with DKN-01 and anti PD-1 therapy (pembrolizumab, or KEYTRUDA®). As previously reported, there was a strong correlation between response and survival in patients whose tumors expressed high levels of DKK1. These correlations continued to be seen with longer follow-up and improvements in overall response rates; progression free survival and overall survival were observed independent of PD-L1 expression. DKK1-high gastric/gastroesophageal junction cancer patients who had not previously been treated with PD-1/PD-L1 therapy experienced median progression-free survival, or PFS, of 22.1 weeks and median overall survival, or OS, of 31.6 weeks, with overall response rate, or ORR, of 50% and disease control rate, or DCR, of 80% in ten evaluable patients. DKK1-low patients experienced median PFS of 5.9 weeks and median OS of 17.4 weeks, with DCR of 20% in fifteen evaluable patients.
In April 2020, we announced updated clinical data from our ongoing Phase 2 clinical trial of DKN-01 as both a monotherapy and in combination with paclitaxel in patients with advanced gynecological malignancies. Twenty-nine endometrial cancer patients were enrolled in the DKN-01 monotherapy arm, over 75% of whom had experienced three or more prior lines of therapy. Of those patients, 26 were evaluable for response. In the 20 patients with a Wnt signaling alteration, one patient (5%) has an ongoing complete response, one patient (5%) had a partial response, eight patients (40%) had a best response of stable disease, and 10 patients (50%) had progressive disease, representing an overall response rate (ORR) of 10% and a disease control rate (DCR) of 50%. In the group of six patients without any Wnt signaling alterations, one patient (16.6%) had a best response of stable disease and five patients (83.3%) had progressive disease. The data also demonstrated enhanced survival outcomes in patients with Wnt activating mutations and DKK1-high tumors. In a pooled analysis of all DKN-01 monotherapy patients, those with Wnt activating mutations experienced median PFS of 168 days as compared to 56 days for patients without Wnt activating mutations. As of the data cut-off date of December 30, 2019, median OS had not been reached in the Wnt activating mutation group, as compared to median OS of 328 days in the non-Wnt activating mutation group. Patients whose tumors were DKK1-high experienced median PFS of 168 days as compared to 56 days for patients with DKK-1-low tumors. Median OS was 450 days in the DKK1-high group as compared 276 days in the DKK1-low group.
In January 2020, we entered into an Option and License Agreement with BeiGene, Ltd., or BeiGene, which granted BeiGene the right to develop and commercialize DKN-01 in Asia (excluding Japan), Australia, and New Zealand. We retain exclusive rights for the development, manufacturing, and commercialization of DKN-01 in the rest of the world. Under the terms of the agreement, we received an upfront cash payment of $3 million from BeiGene and we are eligible to receive up to $132 million in milestones and tiered royalty payments. BeiGene also made a contemporaneous equity investment of $5 million in Leap. During the option period, we have agreed to study the combination of DKN-01 and BeiGene’s tislelizumab. We intend to evaluate DKN-01 with tislelizumab as second-line treatment for gastric cancer/gastroesophageal junction cancer in patients whose tumors express high levels of DKK1. In addition, we plan to evaluate the combination of DKN-01 with tislelizumab and chemotherapy as a first-line treatment for gastric/gastroesophageal junction cancer. We expect to initiate this clinical trial in the third quarter of 2020.
We intend to apply our extensive experience identifying and developing transformational products to aggressively develop a pipeline of programs that have the potential to change the practice of cancer medicine.
We commenced business operations in 2011. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, undertaking preclinical studies and clinical trials of DKN-01 and TRX518, protecting our intellectual property and providing general and administrative support for these operations. To date, we have not generated any product revenue and have primarily financed our operations through private placements and public offerings of our equity securities, business development activities, convertible note financings, and our merger with Macrocure Ltd. (“Macrocure”), which was completed in January 2017. Through June 30, 2020, we have incurred significant losses from operations. We expect to continue to incur operating losses for the foreseeable future as we develop our product candidates.
We were incorporated in the state of Delaware as Dekkun Corporation on January 3, 2011 and changed our name to HealthCare Pharmaceuticals, Inc. effective May 29, 2014, and then to Leap Therapeutics, Inc. effective November 16, 2015. During 2015, HealthCare Pharmaceuticals Pty Ltd. (“HCP Australia”) was formed and is our wholly owned subsidiary.
On December 10, 2015, we entered into a merger agreement with GITR Inc. (“GITR”), an entity under common control, whereby a wholly owned subsidiary was merged with GITR and the surviving name of the wholly owned subsidiary was GITR Inc.
On August 29, 2016, we entered into a definitive merger agreement with Macrocure Ltd (“Macrocure”), a publicly held, clinical-stage biotechnology company based in Petach Tikva, Israel, and M-Co Merger Sub Ltd. (“Merger Sub”), a wholly owned subsidiary of the Company which provided for the merger of Macrocure with and into Merger Sub, with Macrocure continuing after the merger as a wholly owned subsidiary of the Company. On February 1, 2017, Macrocure’s name was changed to Leap Therapeutics Ltd.
Status as an Emerging Growth Company
We are an “emerging growth company,” or EGC, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. We will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period, and (d) the last day of our 2022 fiscal year containing the fifth anniversary of the date on which shares of our common stock became publicly traded in the United States. As of June 30, 2020, we remain an EGC.

Corporate Information
Our principal executive offices are located at 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141 and our telephone number is (617) 714-0360. Our website address is www.leaptx.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The description below of our capital stock and provisions of our fourth amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the fourth amended and restated certificate of incorporation, the amended and restated bylaws, and the applicable provisions of Delaware law.
General
Our fourth amended and restated certificate of incorporation, authorizes us to issue up to 240,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which one share is currently designated Special Voting Stock (the “Special Voting Stock”).
As of September 11, 2020, there were 59,657,742 shares of common stock outstanding, one share of Special Voting Stock outstanding and warrants for the purchase of up to 52,704,735 shares of our common stock outstanding.
Common Stock
Holders of shares of our common stock are entitled to one vote on all matters on which stockholders of the Company generally are entitled to vote. However, holders of our common stock are not entitled to vote on any amendment to the Company’s fourth amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Company’s fourth amended and restated certificate of incorporation, or the Delaware General Corporation Law.
Generally, the Company’s amended and restated bylaws provide that, subject to applicable law or the Company’s fourth amended and restated certificate of incorporation, and/or the amended and restated bylaws, all corporate actions to be taken by vote of the stockholders are authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy will be the act of such class or series. Directors are elected by a majority of the votes cast at a meeting of the Company’s stockholders for the election of directors at which a quorum is present, except that directors are elected by a plurality of votes cast at a meeting at which a quorum is present if as of the expiration of the period of time during which stockholders are entitled to nominate persons for election as a director, the number of nominees for director exceeds the number of directors to be elected.
Subject to the rights of holders of any then outstanding class or series of preferred stock, holders of Leap common stock are entitled to receive dividends and other distributions in cash, stock or property of Leap as the board of directors may declare thereon from time to time and share equally on a per share basis in all such dividends and other distributions. In the event of the Company’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock, the remaining assets and funds of the Company available for distribution will be distributed pro rata to the holders of Leap common stock in proportion to the number of shares held by them and to the holders of any class or series of preferred stock entitled to a distribution. Holders of Leap common stock do not have preemptive rights to purchase shares of Leap common stock. The shares of Leap common stock are not subject to any conversion or redemption provisions or entitled to the benefit of a sinking fund. All outstanding shares of Leap common stock will be fully paid and nonassessable. The rights, preferences and privileges of holders of Leap common stock are subject to those of the holders of any outstanding class or series of Leap preferred stock that Leap may issue in the future.
Special Voting Stock
The rights, preferences and privileges of the Special Voting Stock are set forth in the Special Voting Stock Certificate of Designation. At any time when the holder of the Special Voting Stock, together with all of its affiliates and associates, holds at least 5% of the then outstanding shares of common stock, the holder of the Special Voting Stock shall be entitled to designate one (1) individual as a director on the board of directors. Upon any liquidation, dissolution or winding up of the Company, the holder of the Special Voting Stock shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount equal to $1.00. As of the date of this prospectus, there is one share of Special Voting Stock outstanding.
The foregoing description of the Special Voting Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Special Voting Stock Certificate of Designation, which is filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K as filed with the SEC on January 7, 2020, and incorporated herein by reference.
Blank Check Preferred Stock
Leap’s board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Our fourth amended and restated certificate of incorporation permits Leap to issue up to 10,000,000 shares of preferred stock. Subject to the provisions of the fourth amended and restated certificate of incorporation, and limitations prescribed by law, Leap’s board of directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for classes and series of preferred stock. The board of directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. Each class or series will be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The powers (including voting, if any), preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding.
The issuance of preferred stock may adversely affect the rights of the Company’s common stockholders by, among other things:
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restricting dividends on the common stock;

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diluting the voting power of the common stock;

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impairing the liquidation rights of the common stock; or

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delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock of Leap.
Registration Rights
Certain holders of shares of our common stock are entitled to certain rights with respect to the registration of shares under the Securities Act.
In connection with the transactions contemplated by our merger agreement with Macrocure, we entered into a registration rights agreement with each of our holders of common stock outstanding immediately prior to the effective time of the merger. In addition to the former holders of our common stock, certain larger holders of our common stock following the merger (who were among the largest holders of Macrocure ordinary shares prior to the merger) became parties to the registration rights agreement. Under the agreement, certain holders of registrable shares can demand that Leap file a registration statement or request that their shares be included on a registration statement that Leap is otherwise filing, in either case, registering the resale of their shares of Leap common stock. These registration rights are subject to conditions and limitations, including the right, in certain circumstances, of the underwriters of an offering to limit the number of shares included in such registration and our right, in certain circumstances, not to effect a requested registration on Form S-3 if such registration is in connection with any underwritten offering or proposed underwritten public offering.
Concurrently with the execution of a securities purchase agreement on January 3, 2020, with institutional investors named therein (collectively, the “Purchasers,” and each, a “Purchaser”), providing for a private placement transaction exempt from the registration requirements of the Securities Act, we entered into two registration rights agreements with the Purchasers, pursuant to which we agreed, following demand by any Purchaser, to file with the SEC a registration statement on Form S-3 covering the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or exercise of the Pre-Funded Warrants, Series A Coverage Warrants and Series B Coverage Warrants (as applicable) by the Purchasers as promptly as reasonably practicable following such demand, and in any event within 60 days after such demand.
Anti-takeover Effects of Certain Provisions of Our Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
General
Our fourth amended and restated certificate of incorporation and amended and restated bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Delaware Anti-Takeover Law
The Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:
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the owner of 15% or more of the outstanding voting stock of the corporation;

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an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

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the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.
Our fourth amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our fourth amended and restated certificate of incorporation does not grant stockholders the right to vote cumulatively.
Blank Check Preferred Stock
Leap believes that the availability of the preferred stock under the fourth amended and restated certificate of incorporation provides the Company with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow the Company to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which Leap’s securities may be listed. The board of directors will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.
Advance Notice Procedure
Our amended and restated bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors.
Our amended and restated bylaws provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to our secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if less than 90 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Leap. In addition, any proposed business other than the nomination of persons for election to the Company’s board of directors must constitute a proper matter for stockholder action.
In the case of nominations for election at an annual meeting, notice must be delivered to our secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if less than 90 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Leap. In the case of nominations for election at a special meeting of stockholders called for the election of directors, a stockholder may nominate candidates by delivering notice to Leap’s secretary not less than 90 days nor more than 120 days prior to such special meeting or, if less than 90 days’ notice is given of such special meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Leap. In addition, each such stockholder’s notice must include certain information regarding the stockholder and the director nominee as set forth in our amended and restated bylaws.
Staggered Board
Our fourth amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of the stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, approximately one-third of our directors is elected each year.
Our fourth amended and restated certificate of incorporation, and amended and restated bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the board of directors.
The division of our board of directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.
Action by Written Consent; Special Meetings of Stockholders.
Our fourth amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our fourth amended and restated certificate of incorporation and amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors, by the chairperson of the board of directors, chief executive officer or president (in the absence of a chief executive officer). Except as provided above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.
Removal of Directors.
Our fourth amended and restated certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least two-thirds of the voting power of our outstanding shares of capital stock, voting together as a single class and entitled to vote in the election of directors. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.
Transfer Agent And Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company whose address is One State Street, 30th Floor, New York, NY 10004-1561.
Nasdaq Global Market Listing
Our common stock is listed on The Nasdaq Global Market under the symbol “LPTX.”
DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
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the title of such securities;

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the offering price or prices and aggregate number of warrants offered;

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the currency or currencies for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any rights to force the exercise of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise Of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability Of Rights By Holders Of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under an indenture to be entered into between us and a trustee to be identified in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion Or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger Or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events Of Default Under The Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification Of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange And Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning The Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment And Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

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the title and aggregate number of the rights;

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the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

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if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

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the number or a formula for the determination of the number of the rights issued to each stockholder;

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the extent to which the rights are transferable;

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in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

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in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

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the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

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if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

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the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

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the effect on the rights of any merger, consolidation, sale or other disposition of our business;

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the terms of any rights to redeem or call the rights;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the rights;

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if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.
DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•
the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents participating in the offering, if any;

•
the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•
any option, under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Morgan, Lewis & Bockius LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated balance sheets of Leap Therapeutics, Inc. and Subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficiency), and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph as to the adoption of new accounting standards for leases and warrants. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We maintain a website at www.leaptx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.
our annual report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 16, 2020 (the “Form 10-K”);

2.
the information contained in our definitive proxy statement on Schedule 14A for our 2020 annual meeting of stockholders filed with the SEC on April 28, 2020, to the extent incorporated by reference in Part III of the Form 10-K;

3.
our quarterly report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020;

4.
our quarterly report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020;

5.
our current reports on Form 8-K and Form 8-K/A filed with the SEC on January 3, 2020, January 7, 2020, March 9, 2020, March 18, 2020, April 15, 2020, April 23, 2020, June 11, 2020, June 17, 2020, June 18, 2020, June 19, 2020, June 22, 2020, June 25, 2020 and September 10, 2020; and

6.
our description of our common stock contained in the registration statement on Form 8-A, filed on January 20, 2017, as updated by Exhibit 4.6 to the Form 10-K, and including any amendments or reports filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141 or you may call us at (617) 714-0360.
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEAP THERAPEUTICS, INC.
22,828,072 Shares of Common Stock
Pre-Funded Warrants to Purchase 8,771,928 Shares of Common Stock

PROSPECTUS SUPPLEMENT

PIPER SANDLER
RAYMOND JAMES
MIZUHO SECURITIES
BAIRD
September 22, 2021